                                                                      Exhibit 99
                                                               PRESS INFORMATION



MOOG INC., EAST AURORA, NEW YORK 14052   TEL-716/652-2000   FAX-716/687-4457

RELEASE DATE      Immediate                     CONTACT     Susan Johnson
                  November 7, 2001


                MOOG REPORTS FOURTH QUARTER AND YEAR-END RESULTS


      Moog Inc. (NYSE:MOG.A and MOG.B) announced today fourth quarter earnings of $7.4 million, or $.56 per share, an increase of 14.5% over last year's fourth quarter. This is the company's 29th consecutive quarter of favorable comparisons.

     Sales for the quarter of $185 million were up 11% from last year with increases in all three segments of the company's business. Sales in the Aircraft segment had the benefit of increased repair and overhaul business, reflecting an increased emphasis on readiness for existing military aircraft. A resumption of satellite production and the start-up of Space Shuttle refurbishment provided increased sales in the Space Segment. The increase in Industrial sales was the direct result of three acquisitions made last year including Casella electric motors, Bosch piston pumps, and Whitton turbine controls.

     Moog's profits for the fiscal year 2001 were $27.9 million, or $2.11 per share, an increase of 11% over last year's earnings per share. Sales for the year were $704 million, up 9% compared to last year. As in the quarter, sales were up in all segments of the company's business.

     Year-end backlog of $364 million is up 6% from the level of a year ago.

     Last week, Moog revised its projections for fiscal year 2002. Sales are estimated to increase to $743 million, a 6% increase over fiscal 2001. Net earnings are estimated to increase by 10% to $30.7 million, or $2.32 per share, on the company's currently outstanding 13.3 million shares.

     Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog's high-performance actuation products control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.

Moog Inc. Cautionary Statement

      This news release (the foregoing remarks) contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information, included herein or incorporated by reference, that are not historical facts, including statements accompanied by or containing words such as "believes," "expects," "intends," "plans," "projects," "estimates," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles, demand for capital goods and government funding of procurement programs in which the Company participates, (ii) the dependency on certain major customers, such as Boeing and certain U.S. Government contractors, for a significant percentage of its sales, (iii) intense competition in the Company's business which, depending on product line, may require the Company to compete by lowering prices or by advancing its technologies; several of the Company's competitors are substantially larger than the Company and have greater financial resources with which to compete, (iv) the potential for substantial fines and penalties or debarment from future contracts in the event the Government's procurement rules are not followed, (v) the potential for cost overruns on development jobs and actual results that may differ from estimates used in contract accounting, (vi) the possibility of a catastrophic loss of one or more of the Company's manufacturing facilities, (vii) the impact of product liability claims related to the Company's products used in applications where failure can result in significant property damage, injury and death, and (viii) foreign currency fluctuations in those countries in which the Company does business which can adversely affect the Company's results of operations and financial condition. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these risks, factors and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. The Company disclaims any obligation to update the forward-looking statements made herein.

                                    MOOG INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



                                                     THREE MONTHS ENDED                        TWELVE MONTHS ENDED

                                             SEPTEMBER 29,         September 30,          SEPTEMBER 29,         September 30,
                                                 2001                  2000                   2001                  2000
                                             -----------          ------------           ------------           ------------
Net sales                                    $   184,873          $    165,892           $    704,378           $    644,006
Cost of sales                                    127,459               116,116                493,235                448,702
                                             -----------          ------------           ------------           ------------
Gross profit                                      57,414                49,776                211,143                195,304
                                             -----------          ------------           ------------           ------------

Research and development                           7,990                 5,163                 26,461                 21,981
Selling, general and administrative               30,359                26,656                110,679                101,990
Interest                                           7,754                 8,688                 32,054                 33,271
Other expense (income), net                          117                  (571)                   (64)                  (553)
                                             -----------          ------------           ------------           ------------
                                                  46,220                39,936                169,130                156,689
                                             -----------          ------------           ------------           ------------

Earnings before income taxes                      11,194                 9,840                 42,013                 38,615

Income taxes                                       3,750                 3,340                 14,075                 13,215
                                             -----------          ------------           ------------           ------------

Net earnings                                 $     7,444          $      6,500           $     27,938           $     25,400
                                             ===========          ============           ============           ============

Net earnings per share
   Basic                                     $      0.57          $       0.49           $       2.13           $       1.92
                                             ===========          ============           ============           ============
   Diluted                                   $      0.56          $       0.49           $       2.11           $       1.90
                                             ===========          ============           ============           ============

Average common shares outstanding
   Basic                                      13,085,955            13,136,105             13,095,770             13,242,966
                                             ===========          ============           ============           ============

   Diluted                                    13,252,843            13,270,502             13,250,117             13,362,936
                                             ===========          ============           ============           ============

                                    MOOG INC.
                     CONSOLIDATED SALES AND OPERATING PROFIT
                             (DOLLARS IN THOUSANDS)

                                     THREE MONTHS ENDED                   TWELVE MONTHS ENDED

                               SEPTEMBER 29,     September 30,       SEPTEMBER 29,     September 30,
                                  2001               2000               2001               2000
                                --------           --------           --------           --------
SALES
   Aircraft                     $ 91,632           $ 84,551           $339,840           $311,846
   Space                          26,749             25,036            103,253            112,410
   Industrial                     66,492             56,305            261,285            219,750
                                --------           --------           --------           --------
Total Sales                     $184,873           $165,892           $704,378           $644,006
                                --------           --------           --------           --------

OPERATING PROFIT
   Aircraft                     $ 12,851           $ 11,542           $ 49,154           $ 42,982
   Space                           3,346              1,874             12,327             12,185
   Industrial                      4,946              6,652             21,720             24,643
                                --------           --------           --------           --------
Total Operating Profit          $ 21,143           $ 20,068           $ 83,201           $ 79,810
                                --------           --------           --------           --------

MARGIN %
   Aircraft                         14.0%              13.7%              14.5%              13.8%
   Space                            12.5%               7.5%              11.9%              10.8%
   Industrial                        7.4%              11.8%               8.3%              11.2%
                                --------           --------           --------           --------
Total Margin %                      11.4%              12.1%              11.8%              12.4%
                                --------           --------           --------           --------

                                    MOOG INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)




                                                             AS OF              As of
                                                           SEPTEMBER 29,     September 30,
                                                               2001              2000
                                                             --------          --------
Cash                                                         $ 14,273          $ 13,827
Receivables                                                   236,229           211,463
Inventories                                                   158,798           147,546
Other current assets                                           34,215            30,665
                                                             --------          --------
         Total current assets                                 443,515           403,501
Property, plant and equipment                                 198,707           188,584
Other non-current assets                                      214,319           199,620
                                                             --------          --------
         Total assets                                        $856,541          $791,705
                                                             ========          ========


Notes payable                                                $ 13,236          $  1,581
Current installments of long-term debt                         16,463            18,609
Contract loss reserves                                         16,663            20,916
Other current liabilities                                     139,774           114,770
                                                             --------          --------
         Total current liabilities                            186,136           155,876
Long-term debt                                                343,630           346,099
Other long-term liabilities                                    90,947            67,176
                                                             --------          --------
         Total liabilities                                    620,713           569,151
Shareholders' equity                                          235,828           222,554
                                                             --------          --------
         Total liabilities and shareholders' equity          $856,541          $791,705
                                                             ========          ========